2Q26 Results Presentation August 5, 2026 Exhibit 99

Forward-looking statements Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) changes in federal government fiscal and monetary policies, (2) general economic and real estate market conditions, including the risk of recession, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) geopolitical conflicts. Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

2Q26 Highlights Production& Loan Portfolio Earnings Financing & Capital Net income of $25.2 million, a 3.2% decrease from $26.0 million for 2Q25. Diluted EPS of $0.64, a decrease of $0.05 from $0.69 per share for 2Q25. Core net income(1) of $27.9 million, an increase of 1.4% from $27.5 million for 2Q25. Core diluted EPS(1) of $0.71, a decrease of $0.02 from $0.73 per share for 2Q25. Portfolio NIM(2) for 2Q26 was 3.66%, a decrease of 16 bps from 3.82% for 2Q25 Diluted book value per share of $18.43 as of June 30, 2026, up from $15.62 as of June 30, 2025 Loan production for 2Q26 totaled $672.6 million, down 7.3% from $725.4 million for 2Q25 Velocity’s total loan portfolio was $7.0 billion in UPB as of June 30, 2026, an increase of 19.2% from $5.9 billion in UPB as of June 30, 2025 Nonperforming loans (NPL) as a % of HFI(3) loans were 9.6% as of June 30, 2026, down from 10.3% as of June 30, 2025 2Q26 NPL realized gains of $2.5 million, or 102.7% of UPB, and total recovered revenue of $6.9 million, or 107.7%, of UPB resolved, including accrued interest Completed the VCC 2026-2 securitization totaling $398.5 million of securities issued and weighted average rate of 5.85% Completed the VCC 2026-MC2 securitization generating net proceeds of $11.2 million Liquidity of $240.0 million, consisting of $76.1 million in unrestricted cash and cash equivalents and $163.9 million in available borrowings from unpledged loans Total available warehouse line capacity of $661.8 million (1) “Core net income” and “Core diluted EPS” are non-GAAP financial measures. See “Adjusted Financial Metric to GAAP Net Income” in the Appendix (2) Net Interest Margin (3) Held for investment

Loan Production Volume(2) Loan Production Loan production in 2Q26 totaled $672.6 million in UPB, up 5.2% from 1Q26 and down 7.3% from $725.4 million for 2Q25 Loan units produced were flat Q/Q and grew 3.2% Y/Y. Average loan size decreased to $348.6 thousand for 2Q26 from $378.8 thousand for 1Q26 and $419.9 thousand for 2Q25. Government Insured Multifamily (HFS) production increased 110.8% Y/Y to $86.3 million in UPB The WAC(1) on 2Q26 HFI loan production remained disciplined at 10.0% ($ in millions) 2Q26 Originations Rise Q/Q On Strong Government Insured Volume Units Average loan balance(4) (1) Weighted Average Coupon on HFI production (2) Including advances. (3) Loan to Value (4) $ in thousands WAC(1) LTV(3) HFI Production Metrics HFI Production

Loan Portfolio by Property Type The total loan portfolio was $7.0 billion in UPB as of June 30, 2026, an increase of 19.2% from $5.9 billion as of June 30, 2025 Loan prepayments totaled $250.2 million in UPB, an increase of 6.5% from $235.0 million for 1Q26, and an increase of 12.0% from $223.4 million for 2Q25 Portfolio WAC(1) was 9.74% as of June 30, 2026, a 4 bps increase from 9.70% as of June 30, 2025 The UPB of fair value option (FVO) loans was $5.2 billion, or 74.1% of total loans, as of June 30, 2026, an increase from $3.6 billion in UPB, or 62.3% as of June 30, 2025 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon on the total loan portfolio. (2) $ in thousands. Portfolio Reached $7 Billion Driven By Traditional Commercial Properties Loan to Value Loan Count WAC Average Loan Balance FVO% (2)

Portfolio Yield and Cost of Funds Portfolio Net Interest Income & NIM(1) Portfolio Related Portfolio NIM(1) for 2Q26 was 3.66%, a decrease of 16 bps from 3.82% for 2Q25 Portfolio Yield: Decreased 36 bps from 2Q25. Y/Y decrease primarily from higher receipt of nonperforming loan interest in 2Q25 Portfolio Cost of Funds: Decreased 15 bps from 2Q25 primarily due to lower average cost of securitized debt Net Interest Margin (1) Net Interest Margin related to the loan portfolio only; excludes corporate debt. Portfolio Related ($ in millions) NIM Remains Above 3.5% Target

Nonperforming Loans(1) Total nonperforming loans (NPL) as a percentage of total HFI loans UPB was 9.6% as of June 30, 2026, a decrease from 10.3% as of June 30, 2025 Driven by the sale of nonperforming loans into Velocity’s 2026-MC2 securitization Total NPL allowance was $29.4 million as of June 30, 2026, compared to $60.0 million as June 30, 2025 Unrealized valuation adjustments on FVO NPL loans plus the CECL allowance reserve on amortized cost loans represent 42 bps of loan loss protection as of June 30, 2026 $ UPB in millions HFI Portfolio Performance (1) For additional detail, please see page 18 in the Appendix of this presentation. NPLs as % of HFI Loans Decrease; NPL Allowance Reflects Increased Market Value Loans Held for Investment

The amortized cost loan credit loss (CECL) reserve balance was $5.1 million as of June 30, 2026, compared to $4.9 million as of June 30, 2025 The CECL reserve rate (CECL Reserve as % of Amortized Cost HFI loans) was 0.28%, up from 0.22% as of June 30, 2025 Charge-offs for 2Q26 totaled $0.7 million, compared to $1.7 million for 2Q25. 2Q26 charge-offs were well below the recent five-quarter average of $1.3 million. CECL Reserve, Charge-Offs and REO Credit Loss Reserve & Gain (Loss) on REO (1) Annualized CECL Reserve Increased From Modestly Higher Nonaccruals

The REO portfolio totaled $142.1 million as of June 30, 2026, compared to $93.4 million as of June 30, 2025 Comprised 2.0% of HFI loans as of June 30, 2026, compared to 1.6% as of June 30, 2025 Total gain on new REO for 2Q26 was $5.4 million, compared to a gain of $7.1 million for 2Q25, driven by lower valuation gain on amortized cost loans transferred to REO Total loss on existing REO for 2Q26 was $(3.0) million, compared to a loss of $(1.4) million for 2Q25, driven by market valuation adjustments Real Estate Owned (REO) Activity Gain (Loss) on REO (1) Total (loss) / gain on REO excludes charge-offs REO Portfolio Realizes Net Gains REO Portfolio Balance $ in millions

Non-Performing Loan Resolution Activity NPL Resolution Activity NPL resolutions for 2Q26 totaled $90.5 million in UPB resolved, realizing gains from default interest and prepayment penalties of $2.5 million, compared to $90.3 million in UPB resolved and gains of $2.8 million for 2Q25 Total recoveries on NPLs including recovered past due interest and gains from default interest and prepayment penalties for 2Q26 were $6.9 million, or 107.7% of principal resolved compared to $8.7 million, or 109.7% for 2Q25 2Q26 NPL Resolutions and Recoveries Remained Strong (1) Net Accrued Interest includes contractual accrued interest recovered upon resolution of the loan, net of servicing advances written off. (2) Annualized $ in thousands

Durable Funding and Liquidity Framework Two Securitizations in 2Q26(1) Outstanding Debt Balances(2) ($ in Millions) (1) Through June 30, 2026. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization outstanding net of issuance costs, discounts and fair value marks as of period end. (4) As of June 30, 2026, four of six warehouse lines had non-mark-to-market features and staggered maturities. Non-Recourse Debt Recourse Debt (3) Completed the VCC 2026-2 totaling $398.5 million of securities issued and weighted average rate of 5.85% Completed the VCC 2026- MC2 securitization. This securitization was comprised of nonperforming loans sold into a Trust, generating $11.2 million in net proceeds. Recourse debt to equity of 1.2X, and increase from 1.0X as of June 30, 2025, driven by $500 million of unsecured debt issued in 1Q26 and higher warehouse debt utilization Available warehouse line capacity of $661.8 million as of June 30, 2026 (4) (5)

NPA levels to remain at manageable levels, with possibility of opportunistic sales NPA resolutions trends (UPB volume & gains) expected to continue Market for small balance investor properties poised for continued growth Rental demand remains strong for most property types Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Next long-term loan securitization targeted for August 2026 (completed issuance of the VCC 2026-3 in July) Securitization market remains constructive with strong investor demand Bid for NPL whole loans also seeing growth in investor demand Small Balance Commercial Market Expected to Grow NIM target remains ~ 3.5% Recent originations remain supportive of NIM target Pace of portfolio growth expected to increase in 2H26 EARNINGS

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statements

Book Value and Adjusted Book Value Per Share(2) Core net income totaled $27.9 million for 2Q26, compared to $26.5 million for 1Q26 2Q26 core pre-tax ROE of 21.8% Diluted book value per share as of June 30, 2026, was $18.43(4), a 3.8% increase from $17.75(3) as of March 31, 2026, and a 18.0% increase from $15.62 as of June 30, 2025 Adjusted diluted book value per share as of June 30, 2026, was $20.59(5) and reflects the net incremental estimated pretax fair value of loans carried at amortized cost and related securitized debt over diluted book value Core Net Income, Diluted Book Value & Adjusted Book Value Per Share Core Net Income(1) Non-core items $2,690 (1) Core net income” is a non-GAAP financial measure which excludes incentive compensation expenses and costs related to the Company’s employee stock purchase program (ESPP) from GAAP net income. (2) Diluted book value per share is the ratio of total GAAP equity divided by diluted shares at period end. Total equity includes non-controlling interest of $3.06 million as of March 31, 2026, and $3.63 million as of June 30, 2026. (3) Based on 39,245,240 diluted shares as of March 31, 2026 (4) Based on 39,346,340 diluted shares as of June 30, 2026 (5) Fair value adjustment is derived using the pretax net incremental estimated fair value of the Company’s loans and securitizations carried at amortized cost divided by the diluted share count as of June 30, 2026. For additional information, please see Fair Value Disclosures in the Company’s 10-Q for the period ended June 30, 2026. (3) (4) Core Net Income $27,853 GAAP Net Income $25,163 $(0.07) ($ in thousands) (5) $0.04

Reinvested Earnings Compounds Returns Our proprietary operating platform and expertise delivers strong results and durable long-term growth for our shareholders Earnings growth re-invested at high marginal ROE compounds book value and ROE Significant unrecognized value opportunity for investors resulting from Velocity’s market positioning and organic earnings growth potential (1) CAGR = Compounded Annual Growth Rate (2) Stockholders’ equity includes noncontrolling interest in subsidiary as of 12/31/2024, 12/31/2025 and LTM 6/30/2026 Core Diluted Earnings Per Share CAGR = 30.0% Core Return on Average Stockholders’ Equity ROAE CAGR = 11.3% (1) (1) Stockholders’ Equity CAGR = 23.6% (1) (2)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward Total Loan Portfolio UPB Rollforward (UPB in millions) $(272.8) $(222.8) $(27.6) $672.6

HFI Loan Portfolio Portfolio by Property Type (100% = $6.99 billion UPB)(1) (1) As of June 30, 2026 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income